Exhibit 10.2

GAIA, INC.

Restricted Stock Unit Award Agreement

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) made as of                     , 20    (the “Award Date”), between GAIA, INC., a Colorado corporation (“Gaia”), and                      (“Grantee”), is made pursuant to the terms of the GAIA, INC. 2019 Long-Term Incentive Plan, as amended from time to time (the “Plan”). Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1. Restricted Stock Unit Award. Gaia hereby grants to Grantee, on the terms and subject to the conditions hereinafter set forth, an Award of                      Restricted Stock Units (the “RSUs”), effective as of the Award Date. The RSUs are notional, non-voting units of measurement, which will entitle Grantee to receive, subject to the terms hereof, a payment in Class A Shares of Gaia (collectively, “Shares” and singularly, a “Share”) equal to one Share for each vested RSU. In no event will fractional Shares be issued pursuant to this Award.

Section 2. Vesting, Forfeiture and Termination of Award. The RSUs will vest on __________, 20__ (the “Vesting Date”), provided that Grantee is still an employee or director of the Company on such date. The RSUs (including any Dividend Equivalents declared thereon) prior to vesting shall be forfeited and of no further force and effect if Grantee’s employment or service terminates for any reason before the Vesting Date, including, but not limited to, involuntary termination.

Section 3. Rights of Grantee. Subject to the otherwise applicable provisions of this Agreement, Grantee shall have no dividend, voting, or any other rights as a shareholder of Gaia with respect to any RSUs. The grant of an Award of RSUs pursuant to the Plan constitutes a mere unsecured promise by Gaia to pay Grantee the benefits described in the Award and Grantee shall be a general unsecured creditor of Gaia with respect to the benefits payable hereunder.  Notwithstanding the foregoing, if Gaia declares a dividend on its Shares, as of the record date for such dividend, Grantee shall be credited with an additional number of RSUs equal to (A) the number of RSUs Grantee holds on such record date, multiplied by (B) the amount paid as a dividend on each Share on such date, divided by the Fair Market Value of a Share on the record date. Any additional RSUs granted pursuant to the preceding sentence automatically shall be subject to the vesting provisions set forth above in Section 2.

Section 4. Payment of Award

(a) General. Payment with respect to the vested RSUs shall be made in Shares within sixty (60) days following the date on which such RSUs vest.

(b) Withholding. The payment of the RSUs is subject to withholding of all Federal, state and local income taxes and other amounts required by law to be paid or withheld in the amount determined by Gaia (the “Withholding Tax Amount”). Unless you elect otherwise and Gaia consents, Gaia shall satisfy the Withholding Tax Amount by withholding from the Shares to be delivered to Grantee that number of whole Shares having an aggregate Fair Market Value on the relevant payment date equal to or less than the Withholding Tax Amount, and Grantee shall be responsible for paying the difference, if any between the Tax Withholding Amount and the Fair Market Value of the whole number of Shares that are withheld pursuant to the preceding sentence. Any cash payment required to be made by Grantee with respect to the Withholding Tax Amount may be made by wire transfer to such account as Gaia may direct or by any other means acceptable to Gaia.

Section 5. Restrictions on Transfer. The RSUs covered hereby may not be sold, assigned, transferred, encumbered, hypothecated or pledged by Grantee and such action shall be null and void and shall result in the immediate forfeiture of the entire award made to Grantee who attempted to effect such transfer.

Section 6. Investment Representation. Upon the acquisition of the Shares at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended, relating to the Shares, Grantee hereby represents and warrants, and by virtue of such acquisition shall be deemed to represent and warrant, to Gaia that the Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and Grantee shall provide Gaia with such further representations and warranties as Gaia may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws.

No Share shall be acquired unless and until Gaia and/or Grantee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that Grantee may acquire the Shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. Gaia reserves the right to legend any certificate or book entry representation of the Shares conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

Section 7. Adjustments. The Award shall be subject to the provisions of Section 15 of the Plan relating to adjustments for recapitalizations, reclassifications and other changes in Gaia’s corporate structure.

Section 8. No Right to Continue to Provide Service. Nothing in this Agreement shall confer upon Grantee any right to continue to provide service, in any capacity, to the Company or to interfere in any way with any right of the Company to terminate Grantee’s service to the Company at any time.

Section 9. Data Privacy. Grantee agrees that all of Grantee’s information that is described or referenced in this Agreement and the Plan may be used by the Company, its affiliates and the designated broker and its affiliates to administer and manage Grantee’s participation in the Plan.

Section 10. Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

Section 11. Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months, except as otherwise specified.

Section 12. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable by any court or arbitrator of competent jurisdiction, then solely as to such jurisdiction and subject to this Section 12, that provision shall be limited (“blue-penciled”) to the minimum extent necessary so that this Agreement shall otherwise remain enforceable in full force and effect in such jurisdiction and without affecting in any way the enforceability of this Agreement in other jurisdictions. To the extent such provision cannot be so modified, the offending provision shall, solely as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement in such jurisdiction and without affecting in any way the enforceability of this Agreement in other jurisdictions.

Section 13. Construction. This Agreement and the Award hereunder are granted by Gaia pursuant to the Plan and are in all respects subject to the terms and conditions of the Plan. Grantee hereby acknowledges that a copy of the Plan has been delivered to Grantee and accepts the RSUs hereunder subject to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon Grantee and Gaia.

Section 14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to the principles of conflicts of laws.

Section 15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Grantee and the successors of Gaia.

Section 17. Notices. Any notice that is required under this Agreement shall be in writing and delivered personally or by mail, addressed (a) if to Gaia, at its corporate headquarters, attention: Jirka Rysavy and Paul Tarell and (b) if to Grantee, at the address in Grantee’s then current personnel records. Such notice shall be deemed given upon receipt.

Section 18. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

Section 19. Acceptance. Grantee acknowledges receipt of a copy of the Plan and this Agreement and that he or she has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. If Grantee does not return an executed copy of this Agreement within seven (7) days of delivery of this Agreement to Grantee, the Award shall be null and void and of no effect.

Section 20. Section 409A; Taxation. The compensation provided under this Agreement is intended to constitute a “short-term deferral” within the meaning of Treasury Regulation Section 1.409A-1(b)(4) and be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), and this Agreement shall be interpreted and construed in accordance with such intent. Where this Agreement specifies a payment or settlement (for purposes of this Section 20 a “payment”) period, the actual date of payment within such specified period shall be within the sole discretion of Gaia, and Grantee shall have no right (directly or indirectly) to determine the year in which such payment is made. In the event that Gaia determines that any compensation provided hereunder may violate applicable requirements of Section 409A, Gaia (without any obligation to do so or obligation to indemnify Grantee for any failure to do so) may adopt, without the consent of Grantee, such amendments to this Agreement or take any other actions that Gaia in its sole discretion determines are necessary or appropriate for such compensation to either (a) be exempt from the requirements of Section 409A or (b) comply with the requirements of Section 409A. In no event does Gaia guarantee any particular tax consequences, outcome or tax liability to Grantee. No provision of this Agreement shall be interpreted or construed to transfer any liability imposed on Grantee under the Code, including liabilities for failure to comply with the requirements of Section 409A, from Grantee or any other individual to Gaia or its affiliates.

Section 21.  Restrictive Covenants.

(a) Non-Disparagement. During Grantee’s employment and thereafter, Grantee will not make any disclosure, issue any public statements or otherwise cause to be disclosed any information which is designed, intended or might reasonably be anticipated to discourage suppliers, customers or employees of the Company or otherwise have a negative impact or adverse effect on the Company.

(b) Post-employment Assistance. Following Grantee’s employment, Grantee will provide assistance reasonably requested by the Company in connection with actions taken by Grantee while employed by the Company, including but not limited to assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which Grantee was employed.

(c) Confidential Information. In consideration of the Award, the Grantee agrees (i) not to disclose to any third party any trade secrets or any other confidential information of the Company (including but not limited to cost or pricing information, customer lists, commission plans, supply information, internal business procedures, market studies, expansion plans, potential acquisitions, terms of any acquisition or potential acquisition or the existence of any negotiations concerning the same or any similar non-public information relating to the Company’s internal operations, business policies or practices) acquired during Grantee’s employment by the Company or after the termination of such employment, or (ii) use or permit the use of any of the Company’s trade secrets or confidential information in any way to compete (directly or indirectly) with the Company or in any other manner adverse to the Company.

(d) Non-Competition/Non-Solicitation. Without the prior written consent of the Company, signed by the Company’s Chief Executive Officer, Grantee will not, during the term of Grantee’s employment by the Company or for a period of two (2) years thereafter (i) accept employment with, serve as a consultant to, or accept compensation from any person, firm or corporation (including any new business started by Grantee, either alone or with others) whose products and/or services compete with those offered by the Company, in any geographic market in which the

Company is then doing business or to Grantee’s knowledge plans to do business, (ii) contact or solicit any customers of the Company for the purposes of diverting any existing or future business of such customers to a competing source, (iii) contact or solicit any vendors to the Company (directly or indirectly) for the purpose of causing, inviting or encouraging any such vendor to alter or terminate his, her or its business relationship with the Company, or (iv) contact or solicit any employees of the Company (directly or indirectly) for the purpose of causing, inviting or encouraging any such employee to alter or terminate his, her or its employment relationship with the Company.

(e) Enforcement of Rights. (i) The Company will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which it may be entitled. Grantee agrees and acknowledges that money damages may not be an adequate remedy for breach of the provisions of this Agreement and that the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(ii) Grantee agrees that the covenants set forth in this Section 21 are reasonable with respect to their duration, geographic area and scope. It is the desire and intent of the parties that the provisions of this Section 21 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 21 shall be adjudicated to be invalid or unenforceable, this Section 21 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section 21 in the particular jurisdiction in which such adjudication is made.

IN WITNESS WHEREOF, Gaia and Grantee have executed this Agreement, effective as of the date first above written.

GAIA, INC.

By:
Name:
Title:

GRANTEE

By:
Name: